Exhibit 99.1

NEWS RELEASE

Williams Industrial Services Group Inc. ♦ 100 Crescent Centre Parkway, Suite 1240 ♦ Tucker, GA 30084

FOR IMMEDIATE RELEASE

Williams Reports Third Quarter 2021 Financial Results

Backlog Continues to Expand; Revising Guidance to Reflect Margin Pressure and Order Timing

ATLANTA, GA. November 17, 2021– Williams Industrial Services Group Inc. (NYSE American: WLMS) (“Williams” or the “Company”), an energy and industrial infrastructure services company, today reported its financial results for the fiscal third quarter ended September 30, 2021.

Recent Highlights

●	Williams posted revenue of $73.4 million in the third quarter of 2021 compared with $66.2 million in the prior-year period
●	The Company reported net income of $0.7 million, or $0.03 per diluted share, in the third quarter versus net income of $1.0 million, or $0.04 per diluted share, in the third quarter of 2020
●	Adjusted EBITDA[1] was $3.8 million for the third quarter of 2021 compared with $4.1 million in the prior-year period
●	As of September 30, 2021, the Company’s backlog was $672.5 million compared to $664.4 million as of June 30, 2021, with approximately $207.4 million expected to be converted to revenue over the following twelve months and $73.4 million expected to be converted by the end of the fiscal year
●	The Company announced November 8, 2021 that it restructured the organization and made substantial changes to management to improve business development initiatives, strengthen operational execution, and drive long-term growth

“Although revenue rose 11% year-over-year and our backlog climbed to $672.5 million, gross margins fell, as did adjusted EBITDA, primarily due to cost overruns on certain fixed price contracts,” said Tracy Pagliara, President and CEO of Williams. “In addition, due to the delay – and uncertainty – associated with an anticipated, significant customer order, our backlog has not grown at the pace previously envisioned, such that fourth quarter results will also be adversely impacted. Accordingly, we have revised our guidance for 2021.

“It goes without saying that we are working aggressively to address these issues. First and foremost, as recently announced, we have upgraded and reorganized our leadership team, which we believe will improve Williams’ business development and overall performance going forward. Our new structure necessitates greater focus on customer initiatives and operational execution, which should accelerate the Company’s growth trajectory while delivering better, more predictable, financial results. With this in mind, along with strong prospects in our end markets – now supplemented by the infrastructure bill approved by Congress – I remain positive about the future heading into 2022.”

Third Quarter 2021 Financial Results Compared to Third Quarter 2020

Revenue in the third quarter of 2021 was $73.4 million compared with $66.2 million in the third quarter of 2020, largely reflecting $8.6 million of higher decommissioning work.

Gross profit was $6.8 million, or 9.2% of revenue, compared with $8.7 million, or 13.1% of revenue, in the prior-year period,

1See NOTE 1 — Non-GAAP Financial Measures in the attached tables for important disclosures regarding Williams’ use of Adjusted EBITDA, as well as a reconciliation of income (loss) from continuing operations to Adjusted EBITDA.

Williams Industrial Services Group

November 17, 2021

with the lower margin reflecting cost overruns and changes in project mix. Gross margin in the third quarter of 2021 did not benefit from a previously-announced incentive related to a multi-year customer contract, the receipt of which is now uncertain.

Operating expenses were $4.6 million compared with $6.0 million in the third quarter of 2020, reflecting reduced compensation and benefit costs. The Company reported operating income of $2.2 million versus $2.7 million in the prior-year period. Interest expense was $1.2 million in the third quarter of 2021 versus $1.5 million in 2020, as a result of the Company’s refinancing which was completed in the fourth quarter of 2020.

The Company reported net income of $0.7 million, or $0.03 per share, in the third quarter of 2021 compared with net income of $1.0 million, or $0.04 per share, in the prior-year period.

Balance Sheet

Total liquidity (the sum of unrestricted cash and availability under the Revolving Credit Facility) was $21.7 million at the end of the third quarter. The Company anticipates using its cash generation, supported by significant net operating losses (NOLs), to lower indebtedness during the remainder of fiscal 2021. As of September 30, 2021, the Company had $2.6 million of unrestricted cash and cash equivalents, $0.5 million of restricted cash, and $36.2 million of bank debt compared with $8.7 million of unrestricted cash and cash equivalents, $0.5 million of restricted cash, and $32.1 million of bank debt as of December 31, 2020.

Backlog

Total backlog as of September 30, 2021 was $672.5 million compared with $664.4 million on June 30, 2021. The Company recognized revenue of $73.4 million in the third quarter, booked new awards of $76.8 million, and saw net adjustments and cancellations of $4.7 million, primarily reflecting work scope expansion.

	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2021
Backlog - beginning of period	$664,357	$443,850
New awards	76,774	376,228
Adjustments and cancellations, net	4,726	78,201
Revenue recognized	(73,351)	(225,773)
Backlog - end of period	$672,506	$672,506

Williams estimates that approximately $207.4 million, or 30.8% of total backlog on September 30, 2021, will be converted to revenue within the next twelve months and $73.4 million, or 10.9% of total backlog, will be converted to revenue within the remainder of the fiscal year. This compares with $199.5 million of backlog on June 30, 2021 that the Company anticipated would be converted to revenue over the succeeding twelve-month period.

Outlook

The Company has adjusted its previous guidance (issued February 8, 2021) for the current fiscal year to reflect recent project cost overruns, delays in contract decision-making, and investment in business development, among other factors.

2021 Guidance	Revised	Previous
Revenue:	$300 million to $310 million	$310 million to $320 million
Gross margin:	10.2% to 10.6%	11.0% to 13.0%
SG&A:	8.00% to 8.50% of revenue	7.75% to 8.25% of revenue
Adjusted EBITDA (from continuing operations)*:	$12.5 million to $13.5 million	$16.0 million to $18.0 million

*See Note 1 — Non-GAAP Financial Measures for information regarding the use of Adjusted EBITDA and forward-looking non-GAAP financial measures.

Webcast and Teleconference

The Company will host a conference call tomorrow, November 18, 2021, at 10:00 a.m. Eastern time. A webcast of the call and an accompanying slide presentation will be available at www.wisgrp.com. To access the conference call by telephone, listeners should dial 201-493-6780.

An audio replay of the call will be available later that day by dialing 412-317-6671 and entering conference ID number 13724845; alternatively, a webcast replay can be found at http://ir.wisgrp.com/, where a transcript will be posted once available.

Williams Industrial Services Group

November 17, 2021

About Williams

Williams Industrial Services Group has been safely helping plant owners and operators enhance asset value for more than 50 years. The Company is a leading provider of infrastructure related services to blue-chip customers in energy and industrial end markets, including a broad range of construction maintenance, modification, and support services. Williams’ mission is to be the preferred provider of construction, maintenance, and specialty services through commitment to superior safety performance, focus on innovation, and dedication to delivering unsurpassed value to its customers.

Additional information about Williams can be found on its website: www.wisgrp.com.

Forward-looking Statement Disclaimer

This press release contains “forward-looking statements” within the meaning of the term set forth in the Private Securities Litigation Reform Act of 1995. The forward-looking statements include statements or expectations regarding the Company’s ability to perform in accordance with guidance, build and diversify its backlog and convert backlog to revenue, realize opportunities, including receiving contract awards on outstanding bids and successfully pursuing future opportunities, benefit from potential growth in the Company’s end markets, including from increased infrastructure spending by the U.S. federal government, and successfully achieve its growth, strategic and business development initiatives, including decreasing the Company’s outstanding indebtedness, future demand for the Company’s services, and expectations regarding future revenues, cash flow, and other related matters. These statements reflect the Company’s current views of future events and financial performance and are subject to a number of risks and uncertainties, some of which have been, and may further be, exacerbated by the COVID-19 pandemic, including the Company’s level of indebtedness and ability to make payments on, and satisfy the financial and other covenants contained in, its debt facilities, as well as its ability to engage in certain transactions and activities due to limitations and covenants contained in such facilities; its ability to generate sufficient cash resources to continue funding operations and the possibility that it may be unable to obtain any additional funding as needed or incur losses from operations in the future; exposure to market risks from changes in interest rates; failure to maintain effective internal control over financial reporting and disclosure controls and procedures; the Company’s ability to attract and retain qualified personnel, skilled workers, and key officers; failure to successfully implement or realize its business strategies, plans and objectives of management, and liquidity, operating and growth initiatives and opportunities, including its expansion into international markets and its ability to identify potential candidates for, and consummate, acquisition, disposition, or investment transactions; the loss of one or more of its significant customers; its competitive position; market outlook and trends in the Company’s industry, including the possibility of reduced investment in, or increased regulation of, nuclear power plants, declines in public infrastructure construction, and reductions in government funding; the failure of the Company and its end markets to benefit from the infrastructure bill recently passed by the U.S. Congress; costs exceeding estimates the Company uses to set fixed-price contracts; harm to the Company’s reputation or profitability due to, among other things, internal operational issues, poor subcontractor performances or subcontractor insolvency; potential insolvency or financial distress of third parties, including customers and suppliers; the Company’s contract backlog and related amounts to be recognized as revenue; its ability to maintain its safety record, the risks of potential liability and adequacy of insurance; adverse changes in the Company’s relationships with suppliers, vendors, and subcontractors; compliance with environmental, health, safety and other related laws and regulations; limitations or modifications to indemnification regulations of the U.S. or Canada; the Company’s expected financial condition, future cash flows, results of operations and future capital and other expenditures; the impact of general economic conditions including the current economic disruption and any recession resulting from the COVID-19 pandemic; the impact of the COVID-19 pandemic on the Company’s business, results of operations, financial condition, and cash flows, including the potential for additional COVID-19 cases to occur at the Company’s active or future job sites, which potentially could impact cost and labor availability; the impact of supply chain constraints and labor shortages related to the COVID-19 pandemic; the potential impact of the federal vaccination mandate on the Company’s labor supply and future results of operations, as well as any impact of such mandate on the Company’s customers; information technology vulnerabilities and cyberattacks on the Company’s networks; the Company’s failure to comply with applicable laws and regulations, including, but not limited to, those relating to privacy and anti-bribery; the Company’s participation in multiemployer pension plans; the impact of any disruptions resulting from the expiration of collective bargaining agreements; the impact of natural disasters and other severe catastrophic events (such as the ongoing COVID-19 pandemic); the impact of changes in tax regulations and laws, including future income tax payments and utilization of net operating loss and foreign tax credit carryforwards; volatility of the market price for the Company’s common stock; the Company’s ability to maintain its stock exchange listing; the effects of anti-takeover provisions in the Company’s organizational documents and Delaware law; the impact of future offerings or sales of the Company’s common stock on the market price of such stock; expected outcomes of legal or regulatory proceedings and their anticipated effects on the Company’s results of operations; and any other statements regarding future growth, future cash needs, future operations, business plans and future financial results.

Other important factors that may cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including the section of the Annual Report on Form 10-K for its 2020 fiscal year titled “Risk Factors.” Any forward-looking statement speaks only as of the date of this press release. Except as may be required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and you are cautioned not to rely upon them unduly.

Investor Contact:

Chris Witty

Darrow Associates

646-345-0998

cwitty@darrowir.com

Financial Tables Follow

Williams Industrial Services Group

November 17, 2021

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands, except share and per share amounts)	2021	2020	2021	2020
Revenue	$73,351	$66,240	$225,773	204,936
Cost of revenue	66,590	57,582	203,561	180,014

Gross profit	6,761	8,658	22,212	24,922
Gross margin	9.2%	13.1%	9.8%	12.2%

Selling and marketing expenses	267	123	709	401
General and administrative expenses	4,248	5,827	16,931	17,413
Depreciation and amortization expense	50	46	137	144
Total operating expenses	4,565	5,996	17,777	17,958

Operating income	2,196	2,662	4,435	6,964
Operating margin	3.0%	4.0%	2.0%	3.4%

Interest expense, net	1,227	1,541	3,733	4,640
Other (income) expense, net	181	(316)	(1,411)	(937)
Total other expense, net	1,408	1,225	2,322	3,703

Income from continuing operations before income tax	788	1,437	2,113	3,261
Income tax (benefit) expense	(6)	321	256	565
Income from continuing operations	794	1,116	1,857	2,696

Income (loss) from discontinued operations before income tax	(34)	(66)	130	(222)
Income tax (benefit) expense	22	24	59	(56)
Income (loss) from discontinued operations	(56)	(90)	71	(166)

Net income	$738	$1,026	$1,928	2,530

Basic earnings per common share
Income from continuing operations	$0.03	$0.04	$0.07	$0.12
Income (loss) from discontinued operations	0.00	0.00	0.00	(0.01)
Basic earnings per common share	$0.03	$0.04	$0.07	0.11

Diluted earnings per common share
Income from continuing operations	$0.03	$0.04	$0.07	$0.11
Income from discontinued operations	0.00	0.00	0.00	0.00
Diluted earnings per common share	$0.03	$0.04	$0.07	0.11

Weighted average common shares outstanding (basic)	25,699,545	24,689,337	25,306,130	23,304,059
Weighted average common shares outstanding (diluted)	26,506,575	25,184,306	26,097,700	23,836,798

Williams Industrial Services Group

November 17, 2021

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

REVENUE BRIDGE ANALYSIS*

Third Quarter 2021 Revenue Bridge

(in millions)	$ Change
Third quarter 2020 revenue	$66.2
Decommissioning	8.6
Fossil	3.7
Canada Nuclear	0.7
U.S. Nuclear	(3.2)
Wastewater	(1.1)
Other	(1.5)
Total change	7.2
Third quarter 2021 revenue*	$73.4

*Numbers may not sum due to rounding

Williams Industrial Services Group

November 17, 2021

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	September 30,	December 31,
($ in thousands, except share and per share amounts)	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$2,556	$8,716
Restricted cash	468	468
Accounts receivable, net of allowance of $228 and $351, respectively	39,489	27,549
Contract assets	12,811	7,969
Other current assets	11,526	6,457
Total current assets	66,850	51,159

Property, plant and equipment, net	709	309
Goodwill	35,400	35,400
Intangible assets, net	12,500	12,500
Other long-term assets	5,687	5,712
Total assets	$121,146	$105,080

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$8,439	$6,210
Accrued compensation and benefits	19,856	15,800
Contract liabilities	2,494	2,529
Short-term borrowings	4,672	352
Current portion of long-term debt	1,050	1,050
Other current liabilities	10,711	7,170
Current liabilities of discontinued operations	188	342
Total current liabilities	47,410	33,453
Long-term debt, net	30,428	30,728
Deferred tax liabilities	2,136	2,440
Other long-term liabilities	1,828	2,098
Long-term liabilities of discontinued operations	4,201	4,466
Total liabilities	86,003	73,185
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value, 170,000,000 shares authorized and 26,384,670 and 25,926,333 shares issued, respectively, and 25,915,502 and 25,336,442 shares outstanding, respectively	260	256
Paid-in capital	91,670	90,292
Accumulated other comprehensive income (loss)	(36)	28
Accumulated deficit	(56,745)	(58,673)
Treasury stock, at par (469,168 and 589,891 common shares, respectively)	(6)	(8)
Total stockholders’ equity	35,143	31,895
Total liabilities and stockholders’ equity	$121,146	$105,080

Williams Industrial Services Group

November 17, 2021

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Nine Months Ended September 30,
(in thousands)	2021	2020
Operating activities:
Net income	$1,928	$2,530
Adjustments to reconcile net income to net cash used in operating activities:
Net (income) loss from discontinued operations	(71)	166
Deferred income tax provision (benefit)	(304)	55
Depreciation and amortization on plant, property and equipment	137	144
Amortization of deferred financing costs	623	546
Amortization of debt discount	150	—
Gain on disposals of property, plant and equipment	—	(136)
Bad debt expense	(123)	19
Stock-based compensation	2,579	1,703
Changes in operating assets and liabilities, net of businesses sold:
Accounts receivable	(11,896)	(6,530)
Contract assets	(4,824)	(1,553)
Other current assets	(5,113)	(3,684)
Other assets	(214)	1,619
Accounts payable	2,121	(8,914)
Accrued and other liabilities	6,628	7,290
Contract liabilities	(39)	706
Net cash used in operating activities, continuing operations	(8,418)	(6,039)
Net cash used in operating activities, discontinued operations	(348)	(189)
Net cash used in operating activities	(8,766)	(6,228)
Investing activities:
Purchase of property, plant and equipment	(537)	(88)
Net cash used in investing activities	(537)	(88)
Financing activities:
Repurchase of stock-based awards for payment of statutory taxes due on stock-based compensation	(501)	(227)
Proceeds from issuance of common stock	—	6,488
Debt issuance costs	—	(325)
Proceeds from short-term borrowings	208,421	172,616
Repayments of short-term borrowings	(204,101)	(175,158)
Repayments of long-term debt	(788)	(350)
Net cash provided by financing activities	3,031	3,044
Effect of exchange rate change on cash	112	(80)
Net change in cash, cash equivalents and restricted cash	(6,160)	(3,352)
Cash, cash equivalents and restricted cash, beginning of period	9,184	7,818
Cash, cash equivalents and restricted cash, end of period	$3,024	$4,466

Supplemental Disclosures:
Cash paid for interest	$2,781	$2,900
Noncash amendment fee related to revolving credit facility	$—	$150
Cash paid for income taxes, net of refunds	$1,841	$—

Williams Industrial Services Group

November 17, 2021

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURE (UNAUDITED)

This press release contains financial measures not derived in accordance with accounting principles generally accepted in the United States (“GAAP”). A reconciliation to the most comparable GAAP measure is provided below.

ADJUSTED EBITDA-CONTINUING OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2021	2020	2021	2020
Income from continuing operations	$794	$1,116	$1,857	$2,696
Add back:
Interest expense, net	1,227	1,541	3,733	4,640
Income tax (benefit) expense	(6)	321	256	565
Depreciation and amortization expense	50	46	137	144
Stock-based compensation	1,119	614	2,579	1,702
Severance costs	165	421	165	421
Other professional fees	—	38	—	155
Franchise taxes	62	64	184	203
Settlement expenses	—	—	—	129
Foreign currency gain	(46)	(83)	(150)	(24)
ROU Asset Impairment	423	—	423	—
Adjusted EBITDA - continuing operations	$3,788	$4,078	$9,184	$10,631

NOTE 1 — Non-GAAP Financial Measures

Adjusted EBITDA-Continuing Operations

Adjusted EBITDA is not calculated through the application of GAAP and is not the required form of disclosure by the U.S. Securities and Exchange Commission. Adjusted EBITDA is the sum of the Company’s income (loss) from continuing operations before interest expense, net, and income tax (benefit) expense and unusual gains or charges. It also excludes non-cash charges such as depreciation and amortization. The Company’s management believes adjusted EBITDA is an important measure of operating performance because it allows management, investors and others to evaluate and compare the performance of its core operations from period to period by removing the impact of the capital structure (interest), tangible and intangible asset base (depreciation and amortization), taxes and unusual gains or charges (stock-based compensation, severance costs, other professional fees, franchise taxes, foreign currency (gain) loss, settlement expenses and ROU asset impairment), which are not always commensurate with the reporting period in which such items are included. Williams’ credit facilities also contain ratios based on EBITDA. Adjusted EBITDA should not be considered an alternative to net income or as a better measure of liquidity than net cash flows from operating activities, as determined by GAAP, and, therefore, should not be used in isolation from, but in conjunction with, the GAAP measures. The use of any non-GAAP measure may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.

Note Regarding Forward-Looking Non-GAAP Financial Measures

The Company does not provide a reconciliation of forward-looking non-GAAP financial measures to their comparable GAAP financial measures because it could not do so without unreasonable effort due to the unavailability of the information needed to calculate reconciling items and due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP financial measures in future periods. When planning, forecasting and analyzing future periods, the Company does so primarily on a non-GAAP basis without preparing a GAAP analysis.